UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2016

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

1-8899, 333-148108, 333-175171	59-0940416
(Commission File Number)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois 60192

(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 765-1100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) George G. Golleher, a member of the Board of Directors of Claire’s Stores, Inc. (the “Company”) has notified the Board of his resignation as a director effective February 18, 2016. Mr. Golleher has not resigned as a result of any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

(d) Sally Pofcher was appointed a director by the Company’s board of directors on February 18, 2016. Ms. Pofcher has been the Chairman of the Board of Paper Source, a curated stationery, gift and crafting retailer, since September 2015. From May 2007 until September 2015, Ms. Pofcher served as Chief Executive Officer of Paper Source. Prior to Paper Source, Ms Pofcher served as Senior Vice President, Strategy, Business Development and Consumer Insights at Gap Inc. from May 2003 until October 2005, and was a partner at McKinsey & Company from August 1994 until May 2003, where she worked with major branded companies and retailers on growth strategies, format renewal and operational processes. Ms. Pofcher has a Bachelor’s degree from Georgetown University and an M.B.A. from Northwestern University / Kellogg Graduate School of Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.

Date: February 19, 2016	By:	/s/ J. Per Brodin
J. Per Brodin Executive Vice President and Chief Financial Officer